UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2018

PHYSICIANS REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-36007	46-2519850
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

309 N. Water Street, Suite 500 Milwaukee, Wisconsin (Address of principal executive offices)	53202 (Zip Code)

Registrant’s telephone number, including area code: (414) 367-5600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2018, Physicians Realty Trust (the “Company”) entered into Employment Agreements (collectively, the “New Agreements”) with each of John T. Thomas, President and Chief Executive Officer, Jeffrey N. Theiler, Executive Vice President and Chief Financial Officer, D. Deeni Taylor, Executive Vice President and Chief Investment Officer, Bradley D. Page, Senior Vice President and General Counsel and John W. Lucey, Senior Vice President and Chief Accounting and Administrative Officer (each, an “Executive” and collectively, the “Executives”), which by their terms replace the Company’s prior employment agreements with each of the Executives.

Under the terms of the New Agreements, each of Mr. Thomas, Mr. Theiler, Mr. Taylor, Mr. Page and Mr. Lucey are entitled to an annual base salary of $800,000, $473,000, $473,000, $331,000 and $315,000, respectively, subject to such annual increases as the Compensation and Nominating Governance Committee of the Board of Trustees (the “Compensation Committee”) may approve, reimbursement of up to $10,000 annually for reasonable professional expenses to receive personal advice from certain professional advisors, and other benefits and group insurance programs generally available to other employees and the Company’s other executives. Each Executive is also entitled to receive an annual cash bonus opportunity for each calendar year during his employment based upon performance goals that are established by the Board of Trustees or the Compensation Committee, as the case may be, in its sole discretion. Each executive is also eligible to receive options, restricted shares or other awards under the Company’s 2013 Equity Incentive Plan at the discretion of the Compensation Committee.

In addition, each New Agreement provides that if the Executive’s employment is terminated by the Company without cause or by the Executive for good reason, the respective Executive would be entitled to, among other things, two times base salary and annual bonus and accelerated vesting of unvested equity awards. If the Executive’s employment is terminated under certain circumstances within 12 months of a change in control, the foregoing cash amounts would generally be payable to the Executive (except Mr. Thomas would receive three times the amount), and upon a change in control, unvested equity awards would generally vest if they are not continued, assumed or replaced by the surviving entity.

Each of the New Agreements contains non-competition and non-solicitation restrictive covenants which apply during the term of the New Agreement and for one year following an Executive’s termination, and a non-disparagement restrictive covenant that applies during and after the term of each Executive’s employment with the Company.

The foregoing description of each of the New Agreements is qualified in its entirety by reference to the terms of the respective New Agreements, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 and are incorporated herein by reference.

Item 8.01. Other Events.

On February 28, 2018, the Company entered into Employment Agreements with each of Daniel M. Klein, Senior Vice President and Deputy Chief Investment Officer and Mark D. Theine, Senior Vice President and Asset and Investment Management. The terms of these Employment Agreements are substantially similar to the New Agreements discussed in Item 5.02 of this Form 8-K, except that Mr. Klein’s base salary is $300,000 and Mr. Theine’s base salary is $315,000.

The foregoing description of the Employment Agreements with each of Mr. Klein and Mr. Theine is qualified in its entirety by reference to the terms of the respective agreements, copies of which are filed herewith as Exhibits 10.6 and 10.7 and are incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

10.1	Employment Agreement dated as of February 28, 2018, between the Company and John T. Thomas
10.2	Employment Agreement dated as of February 28, 2018, between the Company and Jeffrey N. Theiler
10.3	Employment Agreement dated as of February 28, 2018, between the Company and D. Deeni Taylor
10.4	Employment Agreement dated as of February 28, 2018, between the Company and Bradley D. Page
10.5	Employment Agreement dated as of February 28, 2018, between the Company and John W. Lucey
10.6	Employment Agreement dated as of February 28, 2018, between the Company and Daniel M. Klein
10.7	Employment Agreement dated as of February 28, 2018, between the Company and Mark D. Theine
10.8	Form of Restricted Share Unit Award Agreement (Performance Units)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 28, 2018		PHYSICIANS REALTY TRUST

		By:	/s/ John T. Thomas
John T. Thomas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement dated as of February 28, 2018, between the Company and John T. Thomas
10.2	Employment Agreement dated as of February 28, 2018, between the Company and Jeffrey N. Theiler
10.3	Employment Agreement dated as of February 28, 2018, between the Company and D. Deeni Taylor
10.4	Employment Agreement dated as of February 28, 2018, between the Company and Bradley D. Page
10.5	Employment Agreement dated as of February 28, 2018, between the Company and John W. Lucey
10.6	Employment Agreement dated as of February 28, 2018, between the Company and Daniel M. Klein
10.7	Employment Agreement dated as of February 28, 2018, between the Company and Mark D. Theine
10.8	Form of Restricted Share Unit Award Agreement (Performance Units)